Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

FOURTH QUARTER AND CALENDAR YEAR 2013 RESULTS

Company Generated More Than $1.26 Billion in Operating Cash Flow in 2013

Board of Directors Authorizes Debt Repayment of $375 Million

Company Increases Cash Dividend to $0.20 Per Common Share

Company Announces 2014 Outlook Driven by Strongest Slate in its History

Santa Monica, CA – February 6, 2014 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the fourth quarter and calendar year 2013.

	Fourth Quarter			Calendar Year
(in millions, except EPS)	2013	Prior Outlook*	2012	2013	2012

GAAP
Net Revenues	$1,518	$1,255	$1,768	$4,583	$4,856
EPS	$0.22	$0.05	$0.31	$0.95	$1.01
Non-GAAP
Net Revenues	$2,272	$2,215	$2,595	$4,342	$4,987
EPS	$0.79	$0.72	$0.78	$0.94	$1.18

*Prior outlook was provided by the company on November 6, 2013 in its earnings release

For calendar year 2013, Activision Blizzard delivered GAAP net revenues of $4.58 billion, as compared with $4.86 billion for 2012.  On a non-GAAP basis, the company’s net revenues were $4.34 billion, as compared with $4.99 billion for 2012.   For the calendar year 2013, GAAP net revenues from digital channels were $1.56 billion and represented 34% of the company’s total revenues.  On a non-GAAP-basis, for the calendar year 2013, net revenues from digital channels were $1.57 billion and represented a record 36% of the company’s total net revenues.

For calendar year 2013, Activision Blizzard delivered GAAP earnings per diluted share of $0.95, as compared with $1.01 per diluted share for 2012.  On a non-GAAP basis, the company delivered earnings per diluted share of $0.94, as compared with $1.18 per diluted share for 2012.

Activision Blizzard Announces Fourth Quarter and CY 2013 Financial Results

For the quarter ended December 31, 2013, the company delivered GAAP net revenues of $1.52 billion, as compared with $1.77 billion for the fourth quarter of 2012.   On a non-GAAP basis, the company’s net revenues were $2.27 billion, as compared with $2.60 billion for the fourth quarter of 2012.

For the quarter ended December 31, 2013, Activision Blizzard’s GAAP earnings per diluted share were $0.22, as compared with earnings per diluted share of $0.31 for the fourth quarter of 2012.  On a non-GAAP basis, the company’s earnings per diluted share were a record $0.79, as compared with $0.78 for the fourth quarter of 2012.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer, Activision Blizzard, said, “2013 was a transformational year for Activision Blizzard and for our industry. Our transaction with Vivendi returned us to independence and eliminated the challenges and constraints of being a controlled company. The continued success of our games delivered better-than-expected financial results, including stronger net revenues and earnings per share, and over $1.26 billion in operating cash flow.”

Kotick continued, “As we look to 2014 and beyond, we have the strongest and most diverse pipeline of games in our history. In 2014, we expect these releases to enable us to grow non-GAAP revenues year over year and generate record non-GAAP earnings per share. We expect Bungie’s Destiny™, an innovative shared-world, first-person action game to be Activision Publishing’s next billion dollar franchise. Activision Publishing also has terrific new games planned for the Call of Duty® and Skylanders™ franchises, and Blizzard Entertainment has an expansion to the top-selling PC and console game Diablo® III and another major new release. Also in our pipeline for 2014 and the next few years are at least three potentially groundbreaking new free-to-play franchises—Blizzard’s Hearthstone™: Heroes of Warcraft™ and Heroes of the Storm™, and Activision Publishing’s Call of Duty Online. We believe these games have great global potential. Free-to-play as a business model has now achieved scale, both in the West and in China. Hearthstone, which released in open beta on PC last month and which Blizzard Entertainment plans to expand this year to tablets and smartphones, is already attracting millions of players with strong engagement and monetization in the West and China, putting it on track to join World of Warcraft®, Diablo, and StarCraft® as their fourth mega franchise.”

Kotick added, “Over the last five years, through dividends and share buybacks, we have returned almost $10 billion dollars to our shareholders and today we announced an increase to our annual dividend and repayment of $375 million of debt. As we look to our newly independent future, we expect to continue to deliver strong returns to our stakeholders through the development and sale of the world’s best games, as we have for more than twenty years.”

Activision Blizzard Announces Fourth Quarter and CY 2013 Financial Results

Selected Business Highlights:

•                 In North America and Europe combined, Activision Publishing was the #1 console and handheld publisher for the calendar year with the #2 and #3 best-selling franchises—Call of Duty and Skylanders, including toys and accessories. 1

•                 In North America and Europe combined, for the calendar year, Activision Publishing had four of the top-10 titles overall.¹

•                 For the fourth quarter, in aggregate across all platforms in the U.S. and Europe combined, Activision Publishing’s Call of Duty: Ghosts was the #1 best-selling title in both units and dollars and the #1 best-selling game on both next-gen platforms in both units and dollars.  Additionally, for the calendar year, Call of Duty: Black Ops II was the #9 best- selling title in both units and dollars.²

•                 For the calendar year, in North America and Europe combined, Skylanders Giants™, including toys and accessories, was the #4 best-selling handheld and console game in dollars overall and Skylanders SWAP Force™, including toys and accessories, was the #6 best- selling handheld and console game in dollars overall. 1

•                 As of December 31, 2013, the Skylanders franchise has generated, life-to-date, more than $2 billion in worldwide sales¹  and, at the end of the year, Activision had sold approximately 175 million Skylanders toys worldwide.³

•                 For the calendar year in North America, Blizzard Entertainment’s StarCraft® II: Heart of the Swarm ® was the #1 best-selling PC game.4

•                 As of December 31, 2013, Blizzard Entertainment’s World of Warcraft® remains the #1 subscription-based MMORPG, with approximately 7.8 million subscribers.3

Company Outlook

On January 28, 2014, Activision Publishing released Onslaught, the first downloadable map pack for Call of Duty: Ghosts, on both Xbox One, the all-in-one games and entertainment system from Microsoft, and the Xbox 360 entertainment system from Microsoft.  The company expects to release Onslaught on other platforms later in the first quarter.

Additionally, on March 25, 2014, Blizzard Entertainment expects to release Diablo III: Reaper of Souls™, an expansion to Blizzard’s award-winning action-role-playing game, Diablo III.

Activision Blizzard Announces Fourth Quarter and CY 2013 Financial Results

Activision Blizzard’s first quarter and calendar year 2014 outlook is as follows:

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook
CY 2014
Net Revenues	$4,000	$4,600
EPS	$0.76	$1.26
Fully Diluted Shares**	750	750
Q1 2014
Net Revenues	$885	$675
EPS	$0.15	$0.09
Fully Diluted Shares**	745	745

** Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

Board Declares Cash Dividend and Debt Repayment

The Board of Directors declared a cash dividend of $0.20 per common share payable on May 14, 2014 to shareholders of record at the close of business on March 19, 2014.  Additionally, the Board of Directors approved a repayment of $375 million of the company’s outstanding Term Loan B.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter and year ended December 31, 2013 and management’s outlook for 2014. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 877-857-6161 in the U.S. with passcode 2197679.

About Activision Blizzard

Activision Blizzard, Inc. is the world’s largest and most profitable independent interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, Skylanders, World of Warcraft, StarCraft and Diablo.

Activision Blizzard Announces Fourth Quarter and CY 2013 Financial Results

Headquartered in Santa Monica California, Activision Blizzard maintains operations throughout the United States, Europe, and Asia. It develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

¹According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

² According to The NPD Group and GfK Chart-Track

³According to Activision Blizzard internal estimates

4According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and the $4.75 billion debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard Announces Fourth Quarter and CY 2013 Financial Results

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action, “toys to life” and massively multiplayer online games and preferences among hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the ongoing console transition, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, capital market risks, the possibility that expected benefits related to the recently completed transactions with Vivendi may not materialize as expected, the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt, and the other  factors  identified in the risk factors section of Activision Blizzard’s most recent

Activision Blizzard Announces Fourth Quarter and CY 2013 Financial Results

annual report on Form 10-K as amended, and our quarterly report on Form 10-Q for the quarter ended September 30, 2013.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.

Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:

Kristin Southey	Maryanne Lataif
SVP, Investor Relations and Treasury	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net revenues:
Product sales	$1,152	$1,413	$3,201	$3,620
Subscription, licensing and other revenues [1]	366	355	1,382	1,236
Total net revenues	1,518	1,768	4,583	4,856

Costs and expenses:
Cost of sales - product costs	502	483	1,053	1,116
Cost of sales - online subscriptions	50	60	204	263
Cost of sales - software royalties and amortization	72	87	187	194
Cost of sales - intellectual property licenses	31	52	87	89
Product development	197	222	584	604
Sales and marketing	239	232	606	578
General and administrative	143	148	490	561
Total costs and expenses	1,234	1,284	3,211	3,405
Operating income	284	484	1,372	1,451
Interest and other investment income (expense), net	(51)	3	(53)	7
Income before income tax expense	233	487	1,319	1,458
Income tax expense	59	133	309	309
Net income	$174	$354	$1,010	$1,149

Basic earnings per common share [2]	$0.23	$0.31	$0.96	$1.01
Weighted average common shares outstanding	745	1,111	1,024	1,112

Diluted earnings per common share [2]	$0.22	$0.31	$0.95	$1.01
Weighted average common shares outstanding assuming dilution	757	1,115	1,035	1,118

1 Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2 The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 23 million and 24 million for the three months and year ended December 31, 2013, respectively. We had, on a weighted-average basis, participating securities of approximately 27 million and 24 million for the three months and year ended December 31, 2012, respectively.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $168 million and $987 million for the three months and year ended December 31, 2013 as compared to total net income of $174 million and $1,010 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $345 million and $1,125 million for the three months and year ended December 31, 2012 as compared to total net income of $354 million and $1,149 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,410	$3,959
Short-term investments	33	416
Accounts receivable, net	515	707
Inventories, net	171	209
Software development	367	164
Intellectual property licenses	11	11
Deferred income taxes, net	321	487
Other current assets	413	321
Total current assets	6,241	6,274
Long-term investments	9	8
Software development	21	129
Intellectual property licenses	---	30
Property and equipment, net	138	141
Other assets	35	11
Intangible assets, net	43	68
Trademark and trade names	433	433
Goodwill	7,092	7,106
Total assets	$14,012	$14,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$355	$343
Deferred revenues	1,389	1,657
Accrued expenses and other liabilities	636	652
Current portion of long-term debt	25	---
Total current liabilities	2,405	2,652
Long-term debt, net	4,668	---
Deferred income taxes, net	20	25
Other liabilities	297	206
Total liabilities	7,390	2,883
Shareholders’ equity:
Common stock	---	---
Additional paid-in capital	9,682	9,450
Treasury stock	(5,814)	---
Retained earnings	2,686	1,893
Accumulated other comprehensive income (loss)	68	(26)
Total shareholders’ equity	6,622	11,317
Total liabilities and shareholders’ equity	$14,012	$14,200

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in millions)

	Year Ended December 31,
	2013	2012

Cash flows from operating activities:
Net income	$1,010	$1,149
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	185	(10)
Depreciation and amortization	108	120
Loss on disposal of property and equipment	---	1
Amortization and write-off of capitalized software development costs and intellectual property licenses (1)	207	208
Amortization of debt discount and debt financing costs	1	---
Stock-based compensation expense (2)	108	126
Excess tax benefits from stock awards	(29)	(5)
Changes in operating assets and liabilities:
Accounts receivable, net	198	(46)
Inventories, net	39	(62)
Software development and intellectual property licenses	(268)	(301)
Other assets	(91)	88
Deferred revenues	(275)	153
Accounts payable	7	(54)
Accrued expenses and other liabilities	64	(22)
Net cash provided by operating activities	1,264	1,345

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	304	444
Proceeds from auction rate securities called at par	---	10
Proceeds from sales of available-for-sale investments	98	---
Purchases of available-for-sale investments	(26)	(503)
Capital expenditures	(74)	(73)
Decrease (increase) in restricted cash	6	(2)
Net cash provided by (used in) investing activities	308	(124)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	158	33
Tax payment related to net share settlements on restricted stock rights	(49)	(16)
Repurchase of common stock	(5,830)	(315)
Dividends paid	(216)	(204)
Proceeds from issuance of long-term debt	4,750	---
Repayment of long-term debt	(6)	---
Payment of debt discount and financing costs	(59)	---
Excess tax benefits from stock awards	29	5
Net cash used in financing activities	(1,223)	(497)

Effect of foreign exchange rate changes on cash and cash equivalents	102	70
Net increase in cash and cash equivalents	451	794

Cash and cash equivalents at beginning of period	3,959	3,165

Cash and cash equivalents at end of period	$4,410	$3,959

(1) Excludes deferral and amortization of stock-based compensation expense.

(2) Includes the net effects of capitalization, deferral, and amortization of stock-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Amounts in millions)

	Three Months Ended					Year over Year	Three Months Ended				Year over Year
	December 31,	March 31,	June 30,	September 30,	December 31,	% Increase	March 31,	June 30,	September 30,	December 31,	% Increase
	2011	2012	2012	2012	2012	(Decrease)	2013	2013	2013	2013	(Decrease)
Cash Flow Data
Operating Cash Flow	$850	$154	$93	$122	$976	15%	$325	$109	$(50)	$880	(10)%
Capital Expenditures	25	8	17	21	27	8	17	19	22	16	(41)
Non-GAAP Free Cash Flow[2]	825	146	76	101	949	15	308	90	(72)	864	(9)

Operating Cash Flow - TTM[1]	952	972	1,143	1,219	1,345	41	1,516	1,532	1,360	1,264	(6)
Capital Expenditures - TTM[1]	72	76	79	71	73	1	82	84	85	74	1
Non-GAAP Free Cash Flow - TTM[1]	$880	$896	$1,064	$1,148	$1,272	45%	$1,434	$1,448	$1,275	$1,190	(6)%

1 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended December 31, 2011, three months ended September 30, 2011, three months ended June 30, 2011, and three months ended March 31, 2011 was $850 million, $46 million, $(78) million, and $134 million, respectively.  Capital expenditures for the three months ended December 31, 2011, three months ended September 30, 2011, three months ended June 30, 2011, and three months ended March 31, 2011 was $25 million, $29 million, $14 million, and $4 million, respectively.

2 Non-GAAP free cash flow represents operating cash flow minus capital expenditures (which includes payment for acquisition of intangible assets).

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,518	$502	$50	$72	$31	$197	$239	$143	$1,234
Less: Net effect from deferral of net revenues and related cost of sales	(a)	754	181	-	64	-	-	-	-	245
Less: Stock-based compensation	(b)	-	-	-	(7)	-	(10)	(2)	(15)	(34)
Less: Amortization of intangible assets	(c)	-	-	-	-	(15)	-	-	-	(15)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	-	-	-	-	-	-	-	(18)	(18)
Non-GAAP Measurement		$2,272	$683	$50	$129	$16	$187	$237	$110	$1,412

Three Months Ended December 31, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$284	$174	$0.23	$0.22
Less: Net effect from deferral of net revenues and related cost of sales	(a)	509	401	0.52	0.51
Less: Stock-based compensation	(b)	34	23	0.03	0.03
Less: Amortization of intangible assets	(c)	15	9	0.01	0.01
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	18	14	0.02	0.02
Non-GAAP Measurement		$860	$621	$0.81	$0.79

Year Ended December 31, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$4,583	$1,053	$204	$187	$87	$584	$606	$490	$3,211
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(241)	(10)	-	2	(4)	-	-	-	(12)
Less: Stock-based compensation	(b)	-	-	-	(17)	-	(33)	(7)	(53)	(110)
Less: Amortization of intangible assets	(c)	-	-	-	-	(23)	-	-	-	(23)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	-	-	-	-	-	-	-	(79)	(79)
Non-GAAP Measurement		$4,342	$1,043	$204	$172	$60	$551	$599	$358	$2,987

Year Ended December 31, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,372	$1,010	$0.96	$0.95
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(229)	(150)	(0.14)	(0.14)
Less: Stock-based compensation	(b)	110	71	0.07	0.07
Less: Amortization of intangible assets	(c)	23	14	0.01	0.01
Less: Fees and other expenses related to the Purchase Transaction and related debt financings	(d)	79	54	0.05	0.05
Non-GAAP Measurement		$1,355	$999	$0.95	$0.94

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

(d) Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $602 million and $976 million for the three months and year ended December 31, 2013 as compared to total non-GAAP net income of $621 million and $999 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended December 31, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,768	$483	$60	$87	$52	$222	$232	$148	$1,284
Less: Net effect from deferral of net revenues and related cost of sales	(a)	827	186	-	31	3	-	-	-	220
Less: Stock-based compensation	(b)	-	-	-	(3)	-	(6)	(2)	(29)	(40)
Less: Amortization of intangible assets	(c)	-	-	-	-	(23)	-	-	-	(23)
Non-GAAP Measurement		$2,595	$669	$60	$115	$32	$216	$230	$119	$1,441

Three Months Ended December 31, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$484	$354	$0.31	$0.31
Less: Net effect from deferral of net revenues and related cost of sales	(a)	607	485	0.43	0.42
Less: Stock-based compensation	(b)	40	38	0.03	0.03
Less: Amortization of intangible assets	(c)	23	14	0.01	0.01
Non-GAAP Measurement		$1,154	$891	$0.78	$0.78

Year Ended December 31, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$4,856	$1,116	$263	$194	$89	$604	$578	$561	$3,405
Less: Net effect from deferral of net revenues and related cost of sales	(a)	131	-	1	36	3	-	-	-	40
Less: Stock-based compensation	(b)	-	-	-	(9)	-	(20)	(8)	(89)	(126)
Less: Amortization of intangible assets	(c)	-	-	-	-	(30)	-	-	-	(30)
Non-GAAP Measurement		$4,987	$1,116	$264	$221	$62	$584	$570	$472	$3,289

Year Ended December 31, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,451	$1,149	$1.01	$1.01
Less: Net effect from deferral of net revenues and related cost of sales	(a)	91	84	0.07	0.07
Less: Stock-based compensation	(b)	126	98	0.09	0.09
Less: Amortization of intangible assets	(c)	30	19	0.02	0.02
Non-GAAP Measurement		$1,698	$1,350	$1.19	$1.18

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $870 million and $1,322 million for the three months and year ended December 31, 2012 as compared to total non-GAAP net income of $891 million and $1,350 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$953	63%	$1,177	67%	$(224)	(19)%
Digital online channels[1]	385	25	451	26	(66)	(15)
Total Activision and Blizzard	1,338	88	1,628	92	(290)	(18)

Distribution	180	12	140	8	40	29
Total consolidated GAAP net revenues	1,518	100	1,768	100	(250)	(14)

Change in Deferred Revenues[2]
Retail channels	786		900
Digital online channels[1]	(32)		(73)
Total changes in deferred revenues	754		827

Non-GAAP Net Revenues by Distribution Channel
Retail channels	1,739	77	2,077	80	(338)	(16)
Digital online channels[1]	353	16	378	15	(25)	(7)
Total Activision and Blizzard	2,092	92	2,455	95	(363)	(15)

Distribution	180	8	140	5	40	29
Total non-GAAP net revenues[3]	$2,272	100%	$2,595	100%	$(323)	(12)%

	Year Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$2,701	59%	$3,013	62%	$(312)	(10)%
Digital online channels[1]	1,559	34	1,537	32	22	1
Total Activision and Blizzard	4,260	93	4,550	94	(290)	(6)

Distribution	323	7	306	6	17	6
Total consolidated GAAP net revenues	4,583	100	4,856	100	(273)	(6)

Change in Deferred Revenues[2]
Retail channels	(247)		69
Digital online channels[1]	6		62
Total changes in deferred revenues	(241)		131

Non-GAAP Net Revenues by Distribution Channel
Retail channels	2,454	57	3,082	62	(628)	(20)
Digital online channels[1]	1,565	36	1,599	32	(34)	(2)
Total Activision and Blizzard	4,019	93	4,681	94	(662)	(14)

Distribution	323	7	306	6	17	6
Total non-GAAP net revenues[3]	$4,342	100%	$4,987	100%	$(645)	(13)%

1 Net revenues from digital online channels represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

2 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

3 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

4 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended December 31, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total[8]	Amount	% of Total[8]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions[1]	$198	13%	$285	16%	$(87)	(31)%
PC	66	4	205	12	(139)	(68)
Sony PlayStation[3]	236	16	259	15	(23)	(9)
Microsoft Xbox[4]	349	23	314	18	35	11
Nintendo Wii and Wii U	160	11	183	10	(23)	(13)
Total console[2]	745	49	756	43	(11)	(1)
Other[7]	329	22	382	22	(53)	(14)
Total Activision and Blizzard	1,338	88	1,628	92	(290)	(18)

Distribution:
Total Distribution	180	12	140	8	40	29
Total consolidated GAAP net revenues	1,518	100	1,768	100	(250)	(14)

Change in Deferred Revenues[5]
Activision and Blizzard:
Online subscriptions[1]	3		(8)
PC	45		(89)
Sony PlayStation[3]	385		441
Microsoft Xbox[4]	318		467
Nintendo Wii and Wii U	3		16
Total console[2]	706		924
Other[7]	---		---
Total changes in deferred revenues	754		827

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions[1]	201	9	277	11	(76)	(27)
PC	111	5	116	4	(5)	(4)
Sony PlayStation[3]	621	27	700	27	(79)	(11)
Microsoft Xbox[4]	667	29	781	30	(114)	(15)
Nintendo Wii and Wii U	163	7	199	8	(36)	(18)
Total console[2]	1,451	64	1,680	65	(229)	(14)
Other[7]	329	14	382	15	(53)	(14)
Total Activision and Blizzard	2,092	92	2,455	95	(363)	(15)

Distribution:
Total Distribution	180	8	140	5	40	29
Total non-GAAP net revenues[6]	$2,272	100%	$2,595	100%	$(323)	(12)%

1 Revenues from online subscriptions consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 Sony PlayStation includes revenues from PlayStation 2, PlayStation 3, and PlayStation 4.

4 Microsoft Xbox includes revenues from Xbox 360 and Xbox One.

5 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

6 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

7 Revenues from other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

8 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Year Ended December 31, 2013 and 2012

(Amounts in millions)

	Year Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total[8]	Amount	% of Total[8]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions[1]	$912	20%	$986	20%	$(74)	(8)%
PC	340	7	675	14	(335)	(50)
Sony PlayStation[3]	963	21	876	18	87	10
Microsoft Xbox[4]	1,198	26	1,019	21	179	18
Nintendo Wii and Wii U	218	5	291	6	(73)	(25)
Total console[2]	2,379	52	2,186	45	193	9
Other[7]	629	14	703	14	(74)	(11)
Total Activision and Blizzard	4,260	93	4,550	94	(290)	(6)

Distribution:
Total Distribution	323	7	306	6	17	6
Total consolidated GAAP net revenues	4,583	100	4,856	100	(273)	(6)

Change in Deferred Revenues[5]
Activision and Blizzard:
Online subscriptions[1]	(107)		85
PC	(22)		37
Sony PlayStation[3]	(14)		30
Microsoft Xbox[4]	(87)		(3)
Nintendo Wii and Wii U	(10)		(12)
Total console[2]	(111)		15
Other[7]	(1)		(6)
Total changes in deferred revenues	(241)		131

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions[1]	805	19	1,071	21	(266)	(25)
PC	318	7	712	14	(394)	(55)
Sony PlayStation[3]	949	22	906	18	43	5
Microsoft Xbox[4]	1,111	26	1,016	20	95	9
Nintendo Wii and Wii U	208	5	279	6	(71)	(25)
Total console[2]	2,268	52	2,201	44	67	3
Other[7]	628	14	697	14	(69)	(10)
Total Activision and Blizzard	4,019	93	4,681	94	(662)	(14)

Distribution:
Total Distribution	323	7	306	6	17	6
Total non-GAAP net revenues[6]	$4,342	100%	$4,987	100%	$(645)	(13)%

1 Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 Sony PlayStation includes revenues from PlayStation 2, PlayStation 3, and PlayStation 4.

4 Microsoft Xbox includes revenues from Xbox 360 and Xbox One.

5 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

6 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

7 Revenue from other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

8 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$770	51%	$869	49%	$(99)	(11)%
Europe	647	43	748	42	(101)	(14)
Asia Pacific	101	7	151	9	(50)	(33)
Total consolidated GAAP net revenues	1,518	100	1,768	100	(250)	(14)

Change in Deferred Revenues[1]
North America	457		538
Europe	247		271
Asia Pacific	50		18
Total changes in net revenues	754		827

Non-GAAP Net Revenues by Geographic Region
North America	1,227	54	1,407	54	(180)	(13)
Europe	894	39	1,019	39	(125)	(12)
Asia Pacific	151	7	169	7	(18)	(11)
Total non-GAAP net revenues[2]	$2,272	100%	$2,595	100%	$(323)	(12)%

	Year Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$2,414	53%	$2,436	50%	$(22)	(1)%
Europe	1,826	40	1,968	41	(142)	(7)
Asia Pacific	343	7	452	9	(109)	(24)
Total consolidated GAAP net revenues	4,583	100	4,856	100	(273)	(6)

Change in Deferred Revenues[1]
North America	(108)		78
Europe	(107)		28
Asia Pacific	(26)		25
Total changes in net revenues	(241)		131

Non-GAAP Net Revenues by Geographic Region
North America	2,306	53	2,514	50	(208)	(8)
Europe	1,719	40	1,996	40	(277)	(14)
Asia Pacific	317	7	477	10	(160)	(34)
Total non-GAAP net revenues[2]	$4,342	100%	$4,987	100%	$(645)	(13)%

1 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

2 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

3 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months and Year Ended December 31, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total[5]	Amount	% of Total[5]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$1,805	79%	$2,145	83%	$(340)	(16)%
Blizzard[2]	287	13	310	12	(23)	(7)
Distribution[3]	180	8	140	5	40	29
Operating segment total	2,272	100%	2,595	100%	(323)	(12)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(754)		(827)
Consolidated net revenues	$1,518		$1,768		$(250)	(14)%

Segment income from operations:
Activision[1]	$758		$1,055		$(297)	(28)%
Blizzard[2]	93		88		5	6
Distribution[3]	9		11		(2)	(18)
Operating segment total	860		1,154		(294)	(25)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(509)		(607)
Stock-based compensation expense	(34)		(40)
Amortization of intangible assets	(15)		(23)
Fees and other expenses related to the Purchase Transaction and related debt financings[4]	(18)		---
Consolidated operating income	284		484		(200)	(41)
Interest and other investment income (expense), net	(51)		3
Consolidated income before income tax expense	$233		$487		$(254)	(52)%

Operating margin from total operating segments	37.9%		44.5%

	Year Ended
	December 31, 2013		December 31, 2012		$ Increase	% Increase
	Amount	% of Total[5]	Amount	% of Total[5]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$2,895	67%	$3,072	62%	$(177)	(6)%
Blizzard[2]	1,124	26	1,609	32	(485)	(30)
Distribution[3]	323	7	306	6	17	6
Operating segment total	4,342	100%	4,987	100%	(645)	(13)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	241		(131)
Consolidated net revenues	$4,583		$4,856		$(273)	(6)%

Segment income from operations:
Activision[1]	$971		$970		$1	-%
Blizzard[2]	376		717		(341)	(48)
Distribution[3]	8		11		(3)	(27)
Operating segment total	1,355		1,698		(343)	(20)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	229		(91)
Stock-based compensation expense	(110)		(126)
Amortization of intangible assets	(23)		(30)
Fees and other expenses related to the Purchase Transaction and related debt financings[4]	(79)		---
Consolidated operating income	1,372		1,451		(79)	(5)
Interest and other investment income (expense), net	(53)		7
Consolidated income before income tax expense	$1,319		$1,458		$(139)	(10)%

Operating margin from total operating segments	31.2%		34.0%

1 Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

2 Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

3 Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

4 Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

5 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Trailing Twelve Months Ending December 31, 2013

EBITDA and Adjusted EBITDA

(Amounts in millions)

					Trailing Twelve
					Months Ending
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013

GAAP Net Income (Loss)	$456	$324	$56	$174	$1,010
Interest (Income) / Expense, net	(2)	---	4	52	52
Provision (Benefit) for income taxes	133	106	10	59	309
Depreciation and amortization	24	23	21	40	108
EBITDA	611	453	91	325	1,479

Deferral of net revenues and related cost of sales (a)	(369)	(338)	(32)	509	(229)
Stock-based compensation expense (b)	26	24	25	34	110
Fees and other expenses related to the Purchase
Transaction and related debt financings (c)	---	---	62	18	79
Adjusted EBITDA	$268	$139	$146	$886	$1,439

(a)	Reflects the net change in deferred net revenues and related cost of sales.
(b)	Includes expense related to stock-based compensation.
(c)

Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Quarter Ending March 31, 2014 and

Year Ending December 31, 2014

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		March 31, 2014	December 31, 2014

Net Revenues (GAAP)		$885	$4,000

Excluding the impact of:
Change in deferred net revenues	(a)	(210)	600

Net Revenues (Non-GAAP)		$675	$4,600

Earnings Per Diluted Share (GAAP)		$0.15	$0.76

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.10)	0.37
Stock-based compensation	(c)	0.03	0.11
Amortization of intangible assets	(d)	-	0.01

Earnings Per Diluted Share (Non-GAAP)		$0.09	$1.26

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.